UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HEMISPHERE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0885255
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Ponce de Leon Boulevard Suite 500 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-186210

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.0001 per share

(Title of class)

Warrants to purchase Class A Common Stock, par value $0.0001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Class A common stock, par value $0.0001 per share (“Class A common stock”) and Warrants to purchase Class A Common Stock, of Hemisphere Media Group, Inc. (the “Registrant”).  The information required by this Item 1 is incorporated by reference from the information set forth under “Description of Hemisphere Securities” in the Registrant’s Registration Statement on Form S-4 (File No. 333-186210) under the Securities Act of 1933, as amended, originally filed with the Securities and Exchange Commission on January 25, 2013, as subsequently amended, (the “Registration Statement”), which information is hereby incorporated herein by reference.  The description of the securities to be registered hereby included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of incorporation of Hemisphere Media Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement)
3.2	Bylaws of Hemisphere Media Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement)
3.3	Amended and Restated Certificate of Incorporation of Hemisphere Media Group, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement)
3.4	Amended and Restated Bylaws of Hemisphere Media Group, Inc. (incorporated by reference to Exhibit 3.4 the Registration Statement)
4.1	Specimen Hemisphere Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 the Registration Statement)
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement)
4.3

Equity Restructuring and Warrant Purchase Agreement, dated as of January 22, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc., Azteca Acquisition Holdings, LLC, Brener International Group, LLC, InterMedia Partners VII, L.P., InterMedia Cine Latino, LLC, Cinema Aeropuerto, S.A. de C.V. and the other parties identified therein (incorporated by reference to Exhibit 4.4 to the Registration Statement)

4.4

Lock-Up Agreement, dated as of January 22, 2013, by and among InterMedia Español Holdings, LLC, Cine Latino, Inc. and the parties identified as “IM Investor”, “Cine Investors” and “Azteca Investors” therein (incorporated by reference to Exhibit 4.5 to the Registration Statement)

4.5	Amendment No. 1 to the Sponsor Warrants Purchase Agreement, dated June 29, 2011 (incorporated by reference to Exhibit 4.6 to the Registration Statement)
4.6*

Assignment, Assumption and Amendment of Warrant Agreement, dated as of April 4, 2013, by and among Azteca Acquisition Corporation, Hemisphere Media Group, Inc. and Continental Stock Transfer & Trust Company

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 4, 2011

HEMISPHERE MEDIA GROUP, INC.

By:	/s/ CRAIG D. FISCHER
Craig D. Fischer
Vice President, Treasurer and Secretary